                                                                    EXHIBIT 99.1


[WEATHERFORD LOGO]                                              NEWS RELEASE


          WEATHERFORD REPORTS FOURTH QUARTER RESULTS OF $0.36 PER SHARE

               LED BY GROWTH IN THE EASTERN HEMISPHERE AND CANADA

HOUSTON, January 30, 2004 - - Weatherford International Ltd. (NYSE: WFT) today reported 2003 fourth quarter revenues of $723.9 million and net income of $48.8 million, or $0.36 per diluted share. In the fourth quarter of 2002, revenues and net income were $581.9 million and $31.5 million ($0.25 per diluted share), respectively.

Revenues and operating income in the fourth quarter of 2003 improved $142.0 million and $24.0 million, or 24 percent and 42 percent, respectively, compared to the fourth quarter of 2002. The revenue increase reflects improvements in nearly all geographic regions. International revenues increased 19 percent, well above the 5 percent improvement in international rig count. North American revenues increased $82.5 million or 30 percent as Canada posted record earnings for the quarter.

For the full year 2003, revenues were $2.6 billion and net income before charges was $167.2 million ($1.27 per diluted share). After-tax charges for the period included $23.8 million, or $0.17 per diluted share, related to debt redemption, severance and an equity investment's debt restructuring. Reported net income for the year 2003 was $1.09 per diluted share. In 2002, full year revenues were $2.3 billion and net income was $150.2 million ($1.20 per diluted share), before a $156.2 million after-tax charge related to the write-down of an equity investment, severance costs and facility closures. The reported net loss for the year 2002 was $0.05 per diluted share.

The company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, to expense the fair value of employee stock-based compensation, which is the "preferred" method of accounting. The company selected the prospective method of adoption for recording stock-based compensation expenses. Under this method, the fair value of stock-based compensation granted in 2003 is recognized as an expense over the vesting period. Because this transition method is effective January 1, 2003, the previously reported 2003 quarterly results have been restated to reflect the impact of adopting SFAS No. 123 and are included for reference. Under the prospective method, financial results for periods prior to 2003 are not restated. The new accounting policy does not impact the cash flows of the company nor the underlying economics of the company's business model.

DRILLING SERVICES

Revenues in the fourth quarter of 2003 were $402.5 million, 15 percent above the prior year's fourth quarter and 5 percent higher than the preceding quarter. Operating income of $64.0 million, including the impact of research and development expenditures, was 47 percent higher than the prior year and essentially flat with the third quarter. Sequentially, Drilling Services' fourth quarter performance reflects strong growth in the Middle East and CIS and higher activity levels in Canada, offset by a seasonal decline in the North Sea.

PRODUCTION SYSTEMS

Revenues in the fourth quarter of 2003 of $321.4 million were 38 percent above the fourth quarter of 2002 and 16 percent above the preceding quarter. The current quarter's operating income of $23.1 million, including research and development expenditures, increased 30 percent as compared to the prior year's fourth quarter and was 35 percent higher than the preceding quarter. Sequentially, revenues from international markets grew by 14 percent, with all regions improving, except Latin America, which remained flat. Operating income margins improved sequentially primarily due to lower costs, offset in part by a shift in product mix.

CONFERENCE CALL

The company will host a conference call with financial analysts to discuss the fourth quarter and 2003 year-end results on January 30, 2004 at 9:00 a.m. (CST). The company invites investors to listen to a play back of the conference call at the company's website, www.weatherford.com in the "investor relations" section. Further, the "investor relations/financial information" section of the company's website includes a disclosure and reconciliation of non-GAAP financial measures that are used in this release and may be used periodically by management when discussing the company's financial results with investors and analysts.

Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 17,000 people worldwide.

                                      # # #


Contact: Lisa W. Rodriguez          (713) 693-4746
         Chief Financial Officer



This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the successful integration of the plan of restructuring, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.'s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford's products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

                         WEATHERFORD INTERNATIONAL LTD.
                 Consolidated Condensed Statements of Operations
                      (In 000's, Except Per Share Amounts)

                                                      Three Months                           Twelve Months
                                                    Ended December 31,                     Ended December 31,
                                              -----------------------------         -------------------------------
                                                 2003               2002                2003                2002
                                              ---------         -----------         -----------         -----------
Net Revenues:
   Drilling Services                          $ 402,525         $   349,028         $ 1,493,604         $ 1,374,867
   Production Systems                           321,362             232,857           1,097,804             954,063
                                              ---------         -----------         -----------         -----------
                                                723,887             581,885           2,591,408           2,328,930
                                              ---------         -----------         -----------         -----------
Operating Income (Loss):
   Drilling Services                             74,712              53,222             280,574             260,511
   Production Systems                            32,664              32,515             118,498             136,749
   Research and Development                     (20,249)            (24,439)            (82,453)            (79,586)
   Equity in Earnings                             4,444               5,663              14,947              24,303
   Corporate Expenses                           (10,754)            (10,140)            (42,202)            (44,097)
   Non-recurring Expenses                            --                  --              (7,710)           (232,493)
                                              ---------         -----------         -----------         -----------
                                                 80,817              56,821             281,654              65,387
Other Income (Expense):
   Other, Net                                     1,443               9,703               7,759               6,812
   Interest Expense, Net                        (15,877)            (21,481)            (74,822)            (82,882)
   Debt Redemption Expense                           --                  --             (20,911)                 --
                                              ---------         -----------         -----------         -----------
Income (Loss) Before Income Taxes                66,383              45,043             193,680             (10,683)
(Provision) Benefit for Income Taxes            (17,546)            (13,502)            (50,328)              4,653
                                              ---------         -----------         -----------         -----------
Net Income (Loss)                             $  48,837         $    31,541         $   143,352         $    (6,030)
                                              =========         ===========         ===========         ===========
Earnings (Loss) Per Share:
   Basic                                      $    0.37         $      0.26         $      1.13         $     (0.05)
   Diluted                                    $    0.36         $      0.25         $      1.09         $     (0.05)

Weighted Average Shares Outstanding:
   Basic                                        131,845             120,843             126,524             120,058
   Diluted                                      145,444             125,822             131,761             120,058

                         WEATHERFORD INTERNATIONAL LTD.
                            Supplemental Information
                                   (In 000's)

                                              Three Months                             Twelve Months
                                           Ended December 31,                        Ended December 31,
                                      -----------------------------           -------------------------------
                                        2003                2002                 2003                 2002
                                      --------           ----------           ----------           ----------
Geographic Revenues:
   Eastern Hemisphere                 $296,846           $  254,912           $1,047,123           $1,029,088
   United States                       222,791              188,252              855,321              774,345
   Canada                              132,017               84,093              442,562              320,851
   Latin America                        72,233               54,628              246,402              204,646
                                      --------           ----------           ----------           ----------
                                      $723,887           $  581,885           $2,591,408           $2,328,930
                                      ========           ==========           ==========           ==========
Depreciation and Amortization:
   Drilling Services                  $ 42,803           $   43,307           $  171,837           $  166,320
   Production Systems                   16,147               11,546               53,684               42,398
   Research and Development                681                  863                4,639                3,276
   Other                                   385                  884                2,519                2,924
                                      --------           ----------           ----------           ----------
                                      $ 60,016           $   56,600           $  232,679           $  214,918
                                      ========           ==========           ==========           ==========
Research and Development:
   Drilling Services                  $ 10,708           $    9,680           $   41,945           $   33,461
   Production Systems                    9,541               14,759               40,508               46,125
                                      --------           ----------           ----------           ----------
                                      $ 20,249           $   24,439           $   82,453           $   79,586
                                      ========           ==========           ==========           ==========

                         WEATHERFORD INTERNATIONAL LTD.
                 Consolidated Condensed Statements of Operations
             Restated for the Impact of the Change in Accounting for
                            Stock-Based Compensation
                      (In 000's, Except Per Share Amounts)

                                                                For the Three Months Ended
                                                 -------------------------------------------------------
                                                  March 31,              June 30,             September 30,
                                                    2003                   2003                   2003
                                                 ---------              ---------              ---------
Net Revenues:
    Drilling Services                            $ 345,676              $ 362,044              $ 383,359
    Production Systems                             243,662                255,659                277,121
                                                 ---------              ---------              ---------
                                                   589,338                617,703                660,480
                                                 ---------              ---------              ---------
Operating Income (Loss):
    Drilling Services                               64,275                 65,543                 76,044
    Production Systems                              30,635                 28,239                 26,960
    Research and Development                       (20,018)               (22,153)               (20,033)
    Equity in Earnings                               4,562                    302                  5,639
    Corporate Expenses                              (9,826)                (9,694)               (11,928)
    Non-recurring Expenses                              --                 (7,710)                    --
                                                 ---------              ---------              ---------
                                                    69,628                 54,527                 76,682
Other Income (Expense):
    Other, Net                                      (2,571)                 5,602                  3,285
    Interest Expense, Net                          (20,808)               (20,932)               (17,205)
    Debt Redemption Expense                             --                     --                (20,911)
                                                 ---------              ---------              ---------
Income Before Income Taxes                          46,249                 39,197                 41,851
Provision for Income Taxes                         (12,719)               (10,624)               (16,758)
Benefit for Income Taxes, Related to
  the Debt Redemption Expense                           --                     --                  7,319
                                                 ---------              ---------              ---------
Net Income                                       $  33,530              $  28,573              $  32,412
                                                 =========              =========              =========
Earnings Per Share:
  Basic                                          $    0.28              $    0.24              $    0.25
  Diluted                                        $    0.27              $    0.22              $    0.24

Weighted Average Shares Outstanding:
  Basic                                            121,185                121,471                131,596
  Diluted                                          126,523                127,409                136,465

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the years ended December 31, 2003 and 2002 and for the three months ended September 30, 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

                         WEATHERFORD INTERNATIONAL LTD.
              Reconciliation of GAAP to Non-GAAP Financial Measures
                                   (Unaudited)
                      (In thousands, except per share data)

                                                           FOR THE YEAR ENDED DECEMBER 31, 2003
                                                 -----------------------------------------------------------
                                                                     ITEMS IMPACTING          NON-GAAP
                                                   GAAP                THE PERIOD*         ADJUSTED EARNINGS
                                                 ---------           ---------------       -----------------
Income before Income Taxes                       $ 193,680              $ 33,271              $ 226,951

Provision for Income Taxes                         (50,328)               (9,472)               (59,800)
                                                 ---------              --------              ---------
Net Income                                       $ 143,352              $ 23,799              $ 167,151
                                                 =========              ========              =========
Diluted Earnings Per Share                       $    1.09                                    $    1.27

Diluted Weighted Average Shares Outstanding        131,761                                      140,858

* Primarily relates to charges from the call premium and write-off of unamortized debt issuance costs from the early extinguishment of debentures, severance and our equity investment's, Universal Compression Holdings, Inc., debt restructuring charges.

                                                           FOR THE YEAR ENDED DECEMBER 31, 2002
                                                 -----------------------------------------------------------
                                                                     ITEMS IMPACTING          NON-GAAP
                                                   GAAP                THE PERIOD*         ADJUSTED EARNINGS
                                                 ---------           ---------------       -----------------
Income (Loss) before Income Taxes                $ (10,683)             $ 232,493              $ 221,810

Provision for Income Taxes                           4,653                (76,282)               (71,629)
                                                 ---------              ---------              ---------
Net Income (Loss)                                $  (6,030)             $ 156,211              $ 150,181
                                                 =========              =========              =========
Diluted Earnings (Loss) Per Share                $   (0.05)                                    $    1.20

Diluted Weighted Average Shares Outstanding        120,058                                       125,583

* Relates to charges from the non-cash write down of our investment in Universal Compression Holdings, Inc. and severance and facility closures.

                                                        FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                                 (restated for the impact for the change in accounting for
                                                                 stock-based compensation)
                                                 -----------------------------------------------------------
                                                                     ITEMS IMPACTING          NON-GAAP
                                                   GAAP                THE PERIOD*         ADJUSTED EARNINGS
                                                 ---------           ---------------       -----------------
Income before Income Taxes                       $  41,851              $ 20,911              $  62,762

Provision for Income Taxes                          (9,439)               (7,319)               (16,758)
                                                 ---------              --------              ---------
Net Income                                       $  32,412              $ 13,592              $  46,004
                                                 =========              ========              =========
Diluted Earnings Per Share                       $    0.24                                    $    0.34

Diluted Weighted Average Shares Outstanding        136,465                                      145,562

* Relates to charges from the call premium and write-off of unamortized debt issuance costs from the early extinguishment of debentures.